Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:
March 13, 2020	Michael E. Scheopner
President and Chief Executive Officer
Mark A. Herpich
Chief Financial Officer
(785) 565-2000

Landmark Bancorp, Inc. Announces Stock Repurchase Plan

(Manhattan, KS, March 13, 2020) – Landmark Bancorp, Inc. (“Landmark”; Nasdaq: LARK), a bank holding company serving 24 communities across Kansas, announced that its board of directors approved a new stock repurchase program enabling management to repurchase up to 225,890 shares, or approximately 5% of its outstanding stock. The board of directors approved the new program because it believes that the Company’s stock continues to be an excellent value. Landmark Bancorp, Inc. currently has approximately 4.5 million common shares outstanding. The Company may repurchase shares in open market purchases or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing and extent to which the Company repurchases its shares will depend upon market conditions and other corporate considerations as may be considered in the Company’s sole discretion. Any repurchases made under the stock repurchase program are subject to prior consultation with the Federal Reserve.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the Nasdaq Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 30 locations in 24 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and Landmark undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local, national and international economy; (ii) changes in state and federal laws, regulations and governmental policies concerning banking, securities, insurance, monetary, trade and tax matters; (iii) changes in interest rates and prepayment rates of our assets; (iv) increased competition in the financial services sector and the inability to attract new customers; (v) timely development and acceptance of new products and services; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) integration of acquired businesses; (x) unexpected outcomes of existing or new litigation; (xi) changes in accounting policies and practices, such as the implementation of the Current Expected Credit Loss (CECL) accounting standard; (xii) the economic impact of armed conflict or terrorist acts involving the United States or widespread disease or pandemics; (xiii) the ability to manage credit risk, forecast loan losses and maintain an adequate allowance for loan losses; (xiv) declines in the value of our investment portfolio; (xv) the ability to raise additional capital; (xvi) cyber-attacks; (xvii) declines in real estate values; (xviii) the effects of fraud on the part of our employees, customers, vendors or counterparties; and (xix) uncertainty regarding the future of LIBOR. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning Landmark and its business, including additional factors that could materially affect Landmark’s financial results, is included in our filings with the Securities and Exchange Commission.